Exhibit 8(f)

Amendment No. 1 to the Fourth Amended and Restated Expense Limitation Agreement

This Amendment No. 1, dated as of [ ], 2014, to the Fourth Amended and Restated Expense Limitation Agreement (the “Amendment”) is entered into by each registrant set forth on Annex 1-A, (each, a “Fund,” and collectively, the “Funds”) and, on behalf of each share class (each a “Share Class,” and collectively, the “Share Classes”) of each Fund, and its portfolios (each a “Portfolio,” and collectively, the “Portfolios”), set forth in Schedule G or Schedule H of this Amendment (collectively, the “Schedules”), and BlackRock Advisors, LLC (“BlackRock”) (as investment adviser to the Funds). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Agreement (as defined below), as amended hereby.

WHEREAS, BlackRock has entered into a Fourth Amended and Restated Expense Limitation Agreement dated January 30, 2014 (the “Agreement”) pursuant to which BlackRock has agreed to waive certain fees and/or reimburse certain expenses of each fund listed on Annex 1 thereto; and

WHEREAS, the Agreement provides that the Agreement may be amended only by a written agreement signed by each of the parties to which the amendment relates, and that the Agreement shall become effective with respect to Funds and their Portfolios not currently listed in the appendices to the Agreement upon obtaining the requisite approval from the applicable Fund Boards; and

WHEREAS, each Fund’s Board of Directors, including a majority of those directors who are not interested persons of the Funds, specifically approved this Amendment;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Section 1.1 of the Agreement is amended by adding the following:
(e)	With respect to the Funds and Portfolios set forth in Schedule G, to the extent that Operating Expenses incurred by a Share Class (excluding Enumerated Expenses and after the application of the Networking and Operational/Recordkeeping Expense Limit provided in Section 1.6 below) in any Applicable Period specified in Schedule G exceed the Operating Expense Limit set forth in Schedule G as to each Share Class (or such other rate as may be agreed to in writing), such Excess Amount shall be the liability of BlackRock.
2.	The Agreement is amended by adding a new Section 1.6 thereto in appropriate numerical order as follows:
1.6	APPLICABLE NETWORKING AND OPERATIONAL/RECORDKEEPING EXPENSE LIMIT. With respect to the Funds and Portfolios set forth in Schedule H, to the extent that the networking and operational/recordkeeping fees paid to insurance companies incurred by a Share Class in any Applicable Period specified in Schedule H exceed the Operating Expense Limit as specified in Schedule H as to each Share Class (or such other rate as may be agreed to in writing), such Excess Amount shall be the liability of BlackRock.

Subsections 1.2 and 1.3 and Section 2 of the Agreement shall not apply to this Section 1.6.

3.	Schedule G and Schedule H hereto are added as Schedule G and Schedule H, respectively, to the Agreement.
4.	Except to the extent supplemented hereby, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby by the Funds.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Fourth Amended and Restated Expense Limitation Agreement to be executed by their officers designated below as of the day and year first above written.

BLACKROCK SERIES FUND, INC., AND BLACKROCK VARIABLE SERIES FUNDS, INC., EACH ON BEHALF OF ITSELF AND ON BEHALF OF THE PORTFOLIOS DESIGNATED IN THE SCHEDULES ATTACHED HERETO

By:
Name: John M. Perlowski
Title: President and Chief Executive Officer

BLACKROCK ADVISORS, LLC

As investment advisor or administrator to the Funds

By:
Name: Ben Archibald
Title: Director

ANNEX 1-A

BlackRock Series Fund, Inc.

BlackRock Variable Series Funds, Inc.

SCHEDULE G

Expense Cap Limitations

	Share	Current	Contractual
Fund Name	Class	Fiscal YE	Limitations (bps)	End Date

BLACKROCK SERIES FUND INC.
Balanced Capital Portfolio		12/31	50	5/1/2015
Capital Appreciation Portfolio		12/31	57	5/1/2015
Global Allocation Portfolio		12/31	57	5/1/2015
High Yield Portfolio		12/31	50	5/1/2015
Large Cap Core Portfolio		12/31	50	5/1/2015
Money Market Portfolio		12/31	50	5/1/2015
Total Return Portfolio		12/31	50	5/1/2015
U.S. Government Bond Portfolio		12/31	50	5/1/2015

BLACKROCK VARIABLE SERIES FUND INC.
Variable Series: Basic Value V.I.	I	12/31	125	5/1/2015
	II		140
	III		150
Variable Series: Capital Appreciation V. I.	I	12/31	125	5/1/2015
	II		140
	III		150
Variable Series: Equity Dividend V.I.	I	12/31	125	5/1/2015
	II		140
	III		150
Variable Series: Global Allocation V.I.	I	12/31	125	5/1/2015
	II		140
	III		150
Variable Series: Global Opportunities V. I.	I	12/31	125	5/1/2015
	II		140
	III		150
Variable Series: High Yield V.I.	I	12/31	125	5/1/2015
	II		140
	III		150
Variable Series: International V.I.	I	12/31	125	5/1/2015
	II		140
	III		150
Variable Series: Large Cap Core V.I.	I	12/31	125	5/1/2015
	II		140
	III		150

Variable Series: Large Cap Growth V.I.	I	12/31	125	5/1/2015
	II		140
	III		150
Variable Series: Large Cap Value V.I.	I	12/31	125	5/1/2015
	II		140
	III		150
Variable Series: Managed Volatility V.I.	I	12/31	125	5/1/2015
	II		140
	III		150
Variable Series: Money Market V.I.	I	12/31	125	5/1/2015
	II		140
	III		150
Variable Series: S&P 500 Index V.I.	I	12/31	125	5/1/2015
	II		140
	III		150
Variable Series: Total Return V.I.	I	12/31	125	5/1/2015
	II		140
	III		150
Variable Series: U.S. Government Bond V.I.	I	12/31	125	5/1/2015
	II		140
	III		150
Variable Series: Value Opportunities V.I.	I	12/31	125	5/1/2015
	II		140
	III		150

SCHEDULE H

Networking Fee Limitations

	Share	Current	Contractual
Fund Name	Class	Fiscal YE	Limitations (bps)	End Date

BLACKROCK SERIES FUND INC.
Balanced Capital Portfolio		12/31	4	5/1/2015
Capital Appreciation Portfolio		12/31	4	5/1/2015
Global Allocation Portfolio		12/31	4	5/1/2015
High Yield Portfolio		12/31	5	5/1/2015
Large Cap Core Portfolio		12/31	4	5/1/2015
Money Market Portfolio		12/31	2	5/1/2015
Total Return Portfolio		12/31	5	5/1/2015
U.S. Government Bond Portfolio		12/31	5	5/1/2015

BLACKROCK VARIABLE SERIES FUND INC.
Variable Series: Basic Value V.I.	I	12/31	6	5/1/2015
	II		8
	III		9
Variable Series: Capital Appreciation V. I.	I	12/31	7	5/1/2015
	II		--
	III		8
Variable Series: Equity Dividend V.I.	I	12/31	0	5/1/2015
	II		--
	III		0
Variable Series: Global Allocation V.I.	I	12/31	7	5/1/2015
	II		7
	III		7
Variable Series: Global Opportunities V. I.	I	12/31	0	5/1/2015
	II		--
	III		0
Variable Series: High Yield V.I.	I	12/31	6	5/1/2015
	II		--
	III		5
Variable Series: International V.I.	I	12/31	8	5/1/2015
	II		--
	III		--
Variable Series: Large Cap Core V.I.	I	12/31	5	5/1/2015
	II		7
	III		8

Variable Series: Large Cap Growth V.I.	I	12/31	7	5/1/2015
	II		--
	III		7
Variable Series: Large Cap Value V.I.	I	12/31	0	5/1/2015
	II		5
	III		11
Variable Series: Managed Volatility V.I.	I	12/31	0	5/1/2015
	II		--
	III		--
Variable Series: Money Market V.I.	I	12/31	2	5/1/2015
	II		--
	III		--
Variable Series: S&P 500 Index V.I.	I	12/31	0	5/1/2015
	II		0
	III		--
Variable Series: Total Return V.I.	I	12/31	0	5/1/2015
	II		--
	III		6
Variable Series: U.S. Government Bond V.I.	I	12/31	0	5/1/2015
	II		--
	III		6
Variable Series: Value Opportunities V.I.	I	12/31	7	5/1/2015
	II		9
	III		1